EXHIBIT 11
                               AIR RESOURCES CORP.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                              Three Months Ended         Six Months Ended
                                                                     June 30,                  June 30,
                                                                 1996         1995         1996         1995
                                                                 ----         ----         ----         ----

Earnings:
Net income                                             $        684,011   $  689,955   $1,214,701   $1,011,616

Shares:
Weighted average number
 of shares used in computing
  primary and fully diluted
  earnings  per share                                         6,725,066    4,326,066    6,725,066    6,666,066

Earnings per share:                                              0.10         0.16         0.18          0.23
                                                                 ====         ====         ====          ====

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